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EXHIBIT 24
OWENS-ILLINOIS, INC.
POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints James W. Baehren as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2014 Annual Report on Form 10-K of Owens-Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

Signature	Title	Date

/s/ ALBERT P. L. STROUCKEN Albert P. L. Stroucken	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer); Director	February 10, 2015
/s/ STEPHEN P. BRAMLAGE, JR. Stephen P. Bramlage, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	February 10, 2015
/s/ GARY F. COLTER Gary F. Colter	Director	February 10, 2015
/s/ JAY L. GELDMACHER Jay L. Geldmacher	Director	February 10, 2015
/s/ PETER S. HELLMAN Peter S. Hellman	Director	February 10, 2015
/s/ ANASTASIA D. KELLY Anastasia D. Kelly	Director	February 10, 2015
/s/ JOHN J. MCMACKIN, JR. John J. McMackin, Jr.	Director	February 10, 2015
/s/ HARI N. NAIR Hari N. Nair	Director	February 10, 2015
/s/ HUGH H. ROBERTS Hugh H. Roberts	Director	February 10, 2015
/s/ HELGE H. WEHMEIER Helge H. Wehmeier	Director	February 10, 2015
/s/ CAROL A. WILLIAMS Carol A. Williams	Director	February 10, 2015

Signature	Title	Date

/s/ DENNIS K. WILLIAMS Dennis K. Williams	Director	February 10, 2015
/s/ THOMAS L. YOUNG Thomas L. Young	Director	February 10, 2015

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EXHIBIT 24 OWENS-ILLINOIS, INC. POWER OF ATTORNEY